                                                                     May 4, 1998

               MEMORANDUM TO STOCKHOLDERS WHO OWN PLEDGED SHARES

TO:        Stockholders who Pledged Shares of U.S. Office Products Company Common Stock in
           Connection with the Sale of a Business

FROM:      U.S. Office Products Company (the "Company")

RE:        Tender of Pledged Shares in the Company's Equity Self-Tender Offer

INTRODUCTION

    The Company has announced that it is offering to purchase a total of 37,037,037 shares of its common stock (the "Shares") at a per Share price of $27 in an equity self-tender offer. This number includes Shares that may be tendered upon the exercise of options with an exercise price of less than $27 per Share granted under the Company's stock option plans ("Option Shares"). Unless otherwise noted, the term Shares includes Option Shares.

    The Company is permitting you to tender in this offer any Shares that you pledged to the Company in connection with the sale of a business to the Company ("Pledged Shares"). This memorandum describes how you can tender your Pledged Shares in this offer. It also describes how any tender proceeds and Pledged Shares that are not purchased will be handled immediately after the offer.

    The terms of the offer are explained in detail in the Offer to Purchase dated May 4, 1998, and the related Letter of Transmittal enclosed with this memorandum. In addition, we are providing you with materials printed on purple paper to assist you in understanding how to participate with respect to your Pledged Shares. These materials are:

    - This memorandum

    - A question and answer sheet

    - A "Notice of Instructions, Power of Attorney and Agreement (Pledged
      Shares)"

    You must carefully follow the instructions below and in the Notice of Instructions, Power of Attorney and Agreement (Pledged Shares) if you want to tender Pledged Shares. Failure to follow such instructions properly may make you ineligible to tender your Pledged Shares in the Company's offer.

HOW TO PARTICIPATE

    IN ORDER TO TENDER PLEDGED SHARES, YOU MUST FILL OUT THE FORM ON PURPLE PAPER CALLED "NOTICE OF INSTRUCTIONS, POWER OF ATTORNEY AND AGREEMENT (PLEDGED SHARES)" AND SEND IT TO FIRST CHICAGO TRUST COMPANY OF NEW YORK ("FIRST CHICAGO"), AS AGENT FOR HOLDERS OF PLEDGED SHARES (AT THE ADDRESS INDICATED ON THE FORM), SO IT IS RECEIVED BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 1, 1998.

    On this form you will authorize First Chicago, which is holding the Pledged Shares in connection with the Company's offer, to tender them on your behalf. On this form, you may direct First Chicago to tender either a specific number, or all, of your Pledged Shares in the offer.

    Pursuant to this authority, First Chicago will complete a Letter of Transmittal with respect to Pledged Shares that you direct First Chicago to tender on your behalf. BECAUSE THE TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL WILL GOVERN THE TENDER OF YOUR PLEDGED SHARES, YOU SHOULD READ THE LETTER OF TRANSMITTAL CAREFULLY. HOWEVER, THE LETTER OF TRANSMITTAL SHOULD NOT BE COMPLETED AND RETURNED TO FIRST CHICAGO FOR THE TENDERING OF PLEDGED SHARES.

    The Notice of Instructions, Power of Attorney and Agreement (Pledged Shares) also authorizes the Company to enter into an arrangement with American Stock Tranfer & Trust Company which will govern the terms under which the proceeds of any Pledged Shares you tender that are purchased by the Company in the offer will be held. Disbursements will be made from this account only upon the instructions of the Company. You will not receive the proceeds from the sale of Pledged Shares until the Company releases them in accordance with the terms and conditions under which the Pledged Shares are pledged to the Company, as provided in the acquisition agreement you signed at the time your business was sold to the Company.

HOW MANY SHARES WILL BE PURCHASED

    In the offer, the Company is offering to purchase a total of 37,037,037 Shares at a per share price of $27. As noted above, this number includes Option Shares. This number also includes Pledged Shares.

    If more than 37,037,037 Shares are tendered, the Company will prorate the number of Shares it purchases from each person who tenders Shares. This means that the Company will not purchase all of the Pledged Shares you tender under these circumstances. If all eligible stockholders and options holders participate to the fullest extent in the offer, it is possible that only approximately 22.5% of your Pledged Shares will be purchased. Pledged Shares that are not purchased will be returned to the Company and remain subject to the pledge.

    PLEASE REMEMBER THAT NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER. YOU NEED TO MAKE YOUR OWN DECISION. THE COMPANY HAS BEEN ADVISED THAT ITS DIRECTORS AND EXECUTIVE OFFICERS, EXCEPT FOR THE CHIEF EXECUTIVE OFFICER, THOMAS MORGAN, INTEND TO TENDER SHARES IN THE OFFER.

    The Company's offer is explained in detail in the enclosed documents, which we urge you to read carefully.

    If you wish to tender any Pledged Shares, please read and complete the Notice of Instructions, Power of Attorney and Agreement (Pledged Shares) carefully.

    SHOULD YOU HAVE ANY QUESTIONS, PLEASE CONTACT FIRST CHICAGO AT
1-800-251-4215.

                            QUESTIONS AND ANSWERS ON
                        TENDER OFFER AND PROCEDURES FOR
                      STOCKHOLDERS WHO OWN PLEDGED SHARES

1. WHAT IS THE OFFER?

    On May 4, 1998, the Company offered to purchase 37,037,037 shares of its common stock, par value $.001 per share (the "Shares"), at $27 per share. This offer will be open until it expires at 12:00 Midnight, New York City time, on June 1, 1998, unless extended by the Company. The number of Shares includes Shares that can be tendered upon exercise of options with an exercise price of less than $27 per Share under the Company's option plans ("Option Shares"), and unless otherwise noted the term Shares includes Option Shares.

    The Company has determined to permit holders of Shares that were pledged to the Company in connection with the sale of a business to the Company ("Pledged Shares") to participate in the offer. The procedures for holders of Pledged Shares are described in these separate materials for holders of Pledged Shares.

    The offer, which is subject to a number of conditions, is fully described in the Offer to Purchase dated May 4, 1998 and the related Letter of Transmittal provided to you. Please read these documents carefully.

    PLEASE REMEMBER THAT NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION AS TO WHETHER STOCKHOLDERS SHOULD PARTICIPATE IN THE OFFER. YOU MUST MAKE YOUR OWN DECISION. THE COMPANY HAS BEEN ADVISED THAT ITS DIRECTORS AND EXECUTIVE OFFICERS, EXCEPT FOR THE CHIEF EXECUTIVE OFFICER, THOMAS MORGAN, INTEND TO TENDER SHARES IN THE OFFER.

2. WILL ALL PLEDGED SHARES THAT I TENDER BE PURCHASED IN THE OFFER?

    Probably not. If all eligible stockholders and option holders participate to the fullest extent possible in the Offer, it is possible that only approximately 22.5% of your Pledged Shares will be purchased. The Company currently does not know how many Shares will be tendered in the offer. However, if more than 37,037,037 Shares are validly tendered, the Company will purchase up to 37,037,037 Shares on a pro rata basis.

3. WHAT WILL HAPPEN TO MY PLEDGED SHARES IF THEY ARE NOT PURCHASED?

    If Pledged Shares are not purchased by the Company because of proration or otherwise, they will be returned to the Company. The Company will continue to have control of the Pledged Shares pursuant to the terms and conditions under which they were pledged to the Company, as provided in the acquisition agreement you signed at the time your business was sold to the Company. However, as a result of the distributions by the Company of certain of its operating divisions (print management, corporate travel, technology solutions and school supplies), which are becoming public companies, Pledged Shares will include shares of these new public companies. The Pledged Shares and the shares of these new companies will continue to be retained by the Company (or one of the Spin-Off Companies) as collateral security, subject to the same terms and conditions as the Pledged Shares are now.

4. HOW WILL I KNOW IF MY PLEDGED SHARES HAVE BEEN PURCHASED AND WHEN WILL I BE PAID?

    After the offer expires, all tenders submitted in the offer will be tabulated. This may take up to five business days. Soon thereafter, you will be advised of the number, if any, of your Pledged Shares that were accepted in the offer. The proceeds of the purchase price will be retained in an account at American Stock Tranfer & Trust Company. You will not be sent this money or any Pledged Shares not purchased in the offer until the Company releases them in accordance with the terms and conditions under which the Pledged Shares are pledged to the Company.

5. WILL I BE TAXED ON THE PROCEEDS FROM THE SALE OF PLEDGED SHARES EVEN THOUGH I WILL NOT RECEIVE THE MONEY RIGHT AWAY?

    Yes. You should review the Offer to Purchase and Letter of Transmittal for a more detailed discussion of tax considerations and, if necessary, consult a tax advisor.

6. HOW DO I TENDER MY PLEDGED SHARES IN THE OFFER?

    The only way that you can tender Pledged Shares in the Offer is by completing the Notice of Instructions, Power of Attorney and Agreement (Pledged Shares) form on purple paper, signing the form and returning it to First Chicago at the address indicated on the form. Pursuant to the Power of Attorney, First Chicago will complete a Letter of Transmittal for these Pledged Shares to be tendered in the offer. The Notice of Instructions, Power of Attorney and Agreement (Pledged Shares) Form MUST be received by First Chicago before 12:00 Midnight, New York City time, on June 1, 1998.

    Please return your instructions PROMPTLY, recognizing the slow delivery time inherent in the U.S. mail today. If you use U.S. mail, we recommend using registered mail, return receipt requested. You may mail your Notice of Instructions, Power of Attorney and Agreement (Pledged Shares) form to First Chicago in the preaddressed envelope that has been provided for your reply or send it by an alternate, faster means (such as overnight courier). Hand deliveries must be made to First Chicago at the New York address only. Please remember that in all events the materials must be received by First Chicago before 12:00 Midnight, New York City time, on June 1, 1998.

7. WHAT IF I HOLD SHARES OF U.S. OFFICE PRODUCTS COMMON STOCK IN ADDITION TO PLEDGED SHARES?

    If you have Shares other than Pledged Shares in your possession (or at a brokerage firm), you may tender the other Shares as well. In this case, you may receive two or more sets of offer materials. You should be careful to follow the separate directions that apply to Shares and Pledged Shares. In the event the Company must prorate the number of Shares it purchases from each stockholder, the Company will purchase the same percentage of the Shares and the Pledged Shares that you tender.

8. CAN I CHANGE MY MIND AND WITHDRAW PLEDGED SHARES THAT I DIRECTED TO BE TENDERED?

    Yes, but only if you perform the following steps:

    - You must send a signed notice of withdrawal to First Chicago, Attn:
      Tenders and Exchanges

    - The notice of withdrawal must be in writing. You may fax your notice of withdrawal to (201) 222-4720 or (201) 222-4721.

    - The notice of withdrawal must state your name, social security number and the amount of Pledged Shares that you wish to withdraw from the Offer.

    - The notice of withdrawal must be received by First Chicago before 12:00 Midnight, New York City time, on June 1, 1998.

    The withdrawal procedures are described in greater detail in the Notice of Instructions, Power of Attorney and Agreement (Pledged Shares) Form. You must follow these instructions carefully. You are entitled to resubmit tender materials after withdrawal, provided that all resubmitted materials are completed properly and delivered on time in accordance with the instructions applicable to the original submission.

9. WHAT DO I DO IF I HAVE ANY QUESTIONS ABOUT THE TENDER OFFER?

    If you have questions about the operation of the offer or need help in properly responding to the offer, you may call First Chicago at 1-800-251-4215.

                                     ******

    This question and answer sheet is intended to help you understand the offer and how Pledged Shares will be handled in the offer. The Offer to Purchase and Letter of Transmittal contain the legal terms of the offer, and are controlling.

                             NOTICE OF INSTRUCTIONS
                        POWER OF ATTORNEY AND AGREEMENT
                                (PLEDGED SHARES)

(NOTE: Before completing this Notice of Instructions, Power of Attorney and
Agreement, you should read the Offer to Purchase, the attached memorandum from U.S. Office Products Company and the question and answer sheet. THIS FORM SHOULD
BE USED ONLY BY OWNERS OF PLEDGED SHARES WHO DESIRE TO TENDER SOME OR ALL OF
THEIR PLEDGED SHARES TO THE COMPANY.)

    THIS NOTICE OF INSTRUCTIONS FORM MUST BE RECEIVED BY FIRST CHICAGO TRUST
         COMPANY OF NEW YORK BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME,
                                ON JUNE 1, 1998.
                    YOU MUST SIGN AND COMPLETE THIS FORM FOR
                          YOUR DIRECTION TO BE VALID.

         TO: FIRST CHICAGO TRUST COMPANY OF NEW YORK ("FIRST CHICAGO")

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
                BY MAIL:                             BY OVERNIGHT COURIER:

 First Chicago Trust Company of New York    First Chicago Trust Company of New York
           Tenders & Exchanges                        Tenders & Exchanges
              P.O. Box 2569                        14 Wall Street, 8th Floor
               Suite 4660                                 Suite 4680
   Jersey City, New Jersey 07303-2569              New York, New York 10005

                                    BY HAND:
                    First Chicago Trust Company of New York
                              Tenders & Exchanges
                        c/o The Depository Trust Company
                            55 Water Street DTC TAD
                        Vietnam Veterans Memorial Plaza
                            New York, New York 10041

 NOTE: DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE
                     WILL NOT CONSTITUTE A VALID DELIVERY.

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   -------------------------------------------------------------------------------------------
                  NAME(S) AND ADDRESS(ES) OF REGISTERED PLEDGED SHARE HOLDER(S)
                   (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON
                                        PLEDGED SHARE(S))
-------------------------------------------------------------------------------------------------

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

    The undersigned desires to tender to U.S. Office Products Company, a Delaware corporation (the "Company"), shares of common stock, $.001 par value per share (the "Shares"), pursuant to the Company's offer to purchase 37,037,037 Shares at a price of $27 per Share (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 4, 1998 (the "Offer to

Purchase"), the related Letter of Transmittal and this Notice of Instructions, Power of Attorney and Agreement (Pledged Shares). The number of Shares the Company is offering to purchase includes Shares that may be tendered upon the exercise of options with an exercise price of less than $27 per Share under the Company's stock option plans ("Option Shares"), and unless otherwise noted, the term Shares includes Option Shares.

    The undersigned hereby appoints First Chicago as the undersigned's attorney-in-fact to tender, in accordance with the terms and conditions of the Offer to Purchase and Letter of Transmittal, the number of Shares set forth below that the undersigned pledged to the Company to secure potential obligations in connection with the sale of one or more businesses to the Company ("Pledged Shares").

    The rights, powers and authority of the undersigned's attorney-in-fact to exercise any and all of the rights and powers herein granted shall commence and be in full force and effect as of the date hereof and shall remain in full force and effect until the earlier of completion or termination of the offer. Such powers shall terminate upon written notice by the undersigned to the Company as provided in accordance with the procedures for withdrawal described below.

    The undersigned gives and grants to the undersigned's attorney-in-fact full power and authority to do and perform all and every act and thing requisite or proper to be done in order to validly tender Pledged Shares in accordance with the terms and conditions set forth in the Offer to Purchase and Letter of Transmittal, with full power of substitution or revocation. The undersigned hereby ratifies and confirms all that the undersigned's attorney-in-fact, or substitute, shall lawfully do or cause to be done by virtue of the authority granted herein. The undersigned expressly authorizes the attorney-in-fact to complete and deliver on the undersigned's behalf a Letter of Transmittal and any and all other required documentation in connection therewith, to effect the valid tender of the Pledged Shares owned by the undersigned as instructed below.

    This notice instructs you to tender, at the Offer Price, the following number of Pledged Shares owned by the undersigned:

           / /
           ------------------- (insert number) Pledged Shares

           / / All Pledged Shares

    Instructions: Check one of the boxes. If the first box is checked, insert the number of Pledged Shares that you desire First Chicago to tender on your behalf. If neither box is checked and the form is otherwise properly completed, signed and returned to First Chicago, all of your Pledged Shares will be tendered.

                               CONDITIONAL TENDER

/ / Check here if your tender of Pledged Shares is conditioned on the Company purchasing all or a minimum number of tendered Pledged Shares, and complete the following:
    Minimum Number of Pledged Shares to be Sold ______.

    Instructions: As described in the Offer to Purchase, stockholders may condition their tender of Shares on all or a minimum number of their tendered Shares being purchased ("Conditional Tenders"). If the Company purchases less than all Shares tendered before 12:00 Midnight, New York City time, on June 1, 1998, and the Shares are not withdrawn, then any Shares tendered pursuant to a Conditional Tender for which the condition was not satisfied shall be deemed withdrawn. All tendered Shares shall be deemed unconditionally tendered unless the Conditional Tender section is completed. The Conditional Tender alternative is made available so that stockholders may assure that any gain that they realize will be capital gain rather than ordinary income for federal income tax purposes. It is the stockholder's responsibility to calculate the minimum number of Shares that must be purchased to assure capital gain treatment, and each stockholder is urged to consult his own tax advisor.

    Pledged Shares tendered pursuant to the offer may be withdrawn at any time prior to 12:00 Midnight, New York City time, on June 1, 1998. After that, Pledged Shares tendered pursuant to the offer may be withdrawn if they have not been accepted for payment by the Company as provided in the Offer to

Purchase by 12:00 Midnight, New York City time, on June 30, 1998. An owner of Pledged Shares must submit in a written, telegraphic or facsimile transmission notice of withdrawal so that it is received by First Chicago at the address indicated above before 12:00 Midnight, New York City time, on June 1, 1998. Any such notice of withdrawal must specify the name and social security number of the owner who tendered the Pledged Shares to be withdrawn and the number of Pledged Shares to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, First Chicago, the Dealer Manager, the Depositary, the Information Agent or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any Pledged Shares properly withdrawn will thereafter be deemed not tendered for purposes of the offer. However, withdrawn Pledged Shares may be retendered by the Expiration Date by again following the procedures for properly tendering Pledged Shares.

    NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY PLEDGED SHARES. THE COMPANY HAS BEEN ADVISED THAT ITS DIRECTORS AND EXECUTIVE OFFICERS, EXCEPT FOR THE CHIEF EXECUTIVE OFFICER, THOMAS MORGAN, INTEND TO TENDER SHARES IN THE OFFER.

    By signing this Notice of Instructions, Power of Attorney and Agreement, the undersigned hereby agrees that the proceeds from the sale of any of the undersigned's Pledged Shares that are validly tendered and accepted for purchase by the Company will be retained in an account maintained by American Stock Tranfer & Trust Company. The undersigned hereby acknowledges and agrees that the Company (or a Spin-Off Company) will have exclusive authority to direct disbursements from the account, subject to the terms and conditions under which the Pledged Shares are pledged to the Company.

    THIS NOTICE OF INSTRUCTIONS FORM MUST BE RECEIVED BY FIRST CHICAGO BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 1, 1998. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

    ANY TENDERING STOCKHOLDER OR OTHER PAYEE (OTHER THAN A NON-U.S. STOCKHOLDER) WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL OR SPECIAL INSTRUCTIONS MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX BACKUP WITHHOLDING EQUAL TO 31% OF THE GROSS PROCEEDS PAID TO SUCH STOCKHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. THE DEPOSITARY WILL WITHHOLD 30% OF THE GROSS PROCEEDS PAID TO NON-U.S. STOCKHOLDERS UNLESS THE DEPOSITARY DETERMINES THAT A REDUCED RATE OF WITHHOLDING IS AVAILABLE PURSUANT TO A TAX TREATY OR THAT AN EXEMPTION FROM WITHHOLDING IS AVAILABLE. AS A RESULT, NON-U.S. STOCKHOLDERS WILL NOT BE SUBJECT TO U.S. FEDERAL INCOME TAX BACKUP WITHHOLDING. SEE INSTRUCTION 10 TO THE LETTER OF TRANSMITTAL.

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
                                                  SIGN HERE
                                 (PLEASE COMPLETE SUBSTITUTE FORM W-9 ABOVE)

           .......................................................................................
           .......................................................................................
                                          SIGNATURE(S) OF OWNER(S)
           Name(s)................................................................................
                                               (PLEASE PRINT)
           .......................................................................................
           Capacity (full title)..................................................................
           Address (if different from that shown on cover page)...................................
           .......................................................................................
           .......................................................................................

                                                                                        (ZIP CODE)
           Daytime Telephone Number...............................................................
           Dated..................................................................................
           (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and provide proper evidence to First Chicago satisfactory to the Company of authority to sign.)

                             PAYER'S NAME [                 ]
 SUBSTITUTE                   Part 1-- PLEASE PROVIDE YOUR TIN IN    Social Security Number
                              THE
                              BOX AT RIGHT AND CERTIFY BY SIGNING            or
                              AND DATING BELOW                    Employer Identification
 FORM W-9                                                                 Number
 DEPARTMENT OF THE TREASURY   Part 2--Certification-Under penalties of perjury, I certify that:
                              (1) The number shown on this form is my correct taxpayer
 INTERNAL REVENUE SERVICE     identification number
                              (or I am waiting for a number to be issued to me) and
 PAYER'S REQUEST FOR          (2) I am not subject to backup withholding because: (a) I am exempt from backup
 TAXPAYER IDENTIFICATION      withholding, or (b) I have not been notified by the Internal
                              Revenue Service
 NUMBER "TIN"                 (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the
                                 IRS has notified me that I am no longer subject to backup
                                 withholding.
                              CERTIFICATION INSTRUCTIONS--You must cross out Item (2)
                              above if you have been notified by the IRS that you are
                                 currently subject to backup withholding because of under
                                 reporting interest or dividends on your tax return.
                              SIGNATURE:                             Part 3

                                                                    Awaiting TIN  / /

                              DATE:

       NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP
             WITHHOLDING OF 31 PERCENT OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

           YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                    THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

                   CERTIFICATE OF AWAITING TAX IDENTIFICATION NUMBER
       I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable cash payments made to me thereafter will be withheld until I provide a taxpayer identification number.
       Signature ________________________________________________________
       Date _____________________________________________________________